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                                                                   EXHIBIT 10.22

                         HARVEST NATURAL RESOURCES, INC.
                       2004 LONG TERM STOCK INCENTIVE PLAN

                       EMPLOYEE RESTRICTED STOCK AGREEMENT


         Agreement made at Houston, Texas, USA, as of _________________, by and between HARVEST NATURAL RESOURCES, INC. (the "Company") and ___________________ (the "Grantee").

         It is hereby agreed as follows:

1. Grant of Stock; Consideration. The Company hereby confirms the grant (the "Grant"), pursuant to Article 8 of the Harvest Natural Resources 2004 Long Term Incentive Plan (the "Plan"), to the Grantee of ___________________ shares of Stock of the Company's Common Stock, par value $0.01 per share (the "Restricted Shares"). The Grant granted hereunder is not intended to constitute "performance based compensation" as that term is used in Section 162(m) of the Internal Revenue Code of 1986, as amended.

         The Grantee shall be required to pay no consideration for the Grant, except for his agreement to serve as an Employee of the Company or any Subsidiary and other agreements set forth herein.

2. Incorporation of Plan by Reference. The Grant has been granted to the Grantee under the Plan, a copy of which is attached hereto. All of the terms, conditions, and other provisions of the Plan are hereby incorporated by reference into this Restricted Stock Agreement (the "Agreement"). Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan. If there is any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

3. Restriction Period. Subject to all of the terms and conditions of the Plan and this Agreement, including the lapse of restrictions in the event of a Change of Control, the period during which the restrictions set forth in this Agreement and the Plan shall apply to the Restricted Shares shall commence on ____________ and expire on __________ (the "Restriction Period"). At the end of the Restriction Period, all restrictions under the Plan applicable to the Restricted Stock shall lapse, and, subject to paragraph 7 of this agreement, a stock certificate for the number of shares of Common Stock equal to the number of Restricted Shares shall be delivered to you or your beneficiary or estate as the case may be.

4. Restrictions. Restricted Stock will be represented by a Stock certificate registered in the name of the Grantee. Such certificate, accompanied by a separate duly-endorsed stock power, shall be deposited with the Company. The recipient shall be entitled to receive dividends during the Restriction Period and shall have the right to vote such Restricted Stock and all other stockholder's rights, with the exception that (i) the recipient will not be entitled to delivery of the Stock certificate during the Restriction Period, (ii) the

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         Company will retain custody of the Restricted Stock during the
         Restriction Period, (iii) none of the Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restriction Period and (iv) all of the Restricted Stock shall be forfeited and all of your rights to such Restricted Stock shall terminate without further obligation on the part of the Company unless you remain in the continuous employ of the Company or a Subsidiary during the Restriction Period.

         Notwithstanding anything to the contrary in this Agreement, if an Employee terminates employment for Good Reason, the Restriction Period will continue and will lapse as if such Employee had continued in the employ of the Company. As used herein, the term "Good Reason" shall mean a termination of employment with the Company due to (i) Total Disability; (ii) death; or (iii) termination or resignation pursuant to which such Employee receives severance benefits under a Company severance plan or an employment agreement between Employee and the Company.

5. Non-Transferability. The Grant shall not be transferable to any third party by the Grantee otherwise than by will or the laws of descent and distribution.

6. Compliance with Laws and Regulations. The obligation of the Company to deliver Restricted Shares is conditioned upon compliance by the Grantee and by the Company with all applicable laws and regulations, including regulations of federal and state agencies. If requested by the Company, the Grantee shall provide to the Company, as a condition to the delivery of any certificates representing Restricted Shares, appropriate evidence, satisfactory in form and substance to the Company, that he is acquiring the Restricted Shares for investment and not with a view to the distribution of the Restricted Shares or any interest in the Restricted Shares, and a representation to the effect that the Grantee shall make no sale or other disposition of the Restricted Shares unless (i) the Company shall have received an opinion of counsel satisfactory to it in form and substance that such sale or other disposition may be made without compliance with registration or other applicable requirements of federal and state laws and regulations, and (ii) all steps required to comply with such laws and regulations in connection with the sale or other disposition of the Restricted Shares have been taken and all necessary approvals have been received. The certificates representing the Restricted Shares may bear an appropriate legend giving notice of the foregoing restrictions on transfer of the Restricted Shares, and any other restrictive legend deemed necessary or appropriate by the Committee.

7. Tax Withholding. Upon lapse of the restrictions applicable to the Restricted Stock (or if you make the election under Section 83 (b) of the Code to be taxed immediately upon the award of such shares), you must arrange for the payment to the Company of applicable withholding taxes resulting therefrom promptly after you have been notified of the amount due by the Company. If no election is made under Section 83 (b) of the Code, you must pay such withholding taxes or have Restricted Stock withheld upon the lapse of restrictions applicable to the Restricted Stock.


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8.       Grantee Bound by Plan. The Grantee hereby acknowledges receipt of the attached copy of the Plan and agrees to be bound by all the terms and provisions thereof (as presently in effect or hereafter amended), and by all decisions and determinations of the Committee.

9. Binding Effect: Integration: No Other Rights Created. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties. This Agreement constitutes the entire agreement between the parties with respect to the Grant, and supersedes any prior agreements or documents with respect to the Grant. No amendment, alteration, suspension, discontinuation or termination of this Agreement which may impose any additional obligation upon the Company or impair the rights of the Grantee with respect to the Grant shall be valid unless in each instance such amendment, alteration, suspension, discontinuation or termination is expressed in a written instrument duly executed in the name and on behalf of the Company and by the Grantee. Neither this Agreement nor the grant of the Grant shall constitute an employment agreement, nor shall either confer upon the Grantee any right with respect to his continued status with the Company.

                                              HARVEST NATURAL RESOURCES, INC.



                                              BY:
                                                   ----------------------------
                                                       Peter J. Hill

                                              TITLE:   President and CEO
                                                      -------------------------


                                              GRANTEE:



                                              ---------------------------------
                                              (Name)

                                              DATE:
                                                     --------------------------


ELECTION (FOR U.S. CITIZENS ONLY):

As permitted under Section 83 (b) of the Internal Revenue Code of 1986, as amended, I intend to make the following irrevocable election:

[ ] I intend to make the election permitted under Section 83 (b) of the Internal Revenue Code of 1986, as amended, to be taxed immediately on the award of the Restricted Shares. I understand the consequences and procedures for making this election, and I understand that it is my responsibility to file the election with the Internal Revenue Service.


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[ ]      I do not intend to make the election permitted under Section 83 (b) of the Internal Revenue Code of 1986, as amended, and will be taxed upon the lapse of restrictions applicable to the Restricted Shares.




                                                     ---------------------------
                                                     (Name)


Attachment (copy of the Plan)


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